Exhibit 10.45

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED

MIRANT SERVICES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Mirant Services, LLC (“Company”) has adopted the Second Amended and Restated Mirant Services Supplemental Executive Retirement Plan, effective as of January 1, 2009 (“Plan”); and

WHEREAS, the Board of Managers of the Company (“Board”) is authorized pursuant to Section 6.2 of the Plan to amend the Plan at any time;

NOW, THEREFORE, the Board hereby amends the Plan as follows effective January 1, 2009:

1.

Section 5.3 is hereby deleted and the following is substituted in lieu thereof:

“5.3	FICA. The Participant’s first annual payment of the Participant’s SERP Benefit shall be reduced by the amount necessary to pay any tax due under the Federal Insurance Contributions Act with respect to the amount of the Participant’s Accrued SERP Benefit (“FICA Tax”).”

2.

“5.4	Acceleration of FICA Taxes. If FICA Taxes are imposed on the Participant’s SERP Benefit prior to the Participant’s Payment Commencement Date, the Committee may accelerate the payment of the Participant’s SERP Benefit solely to pay all or a portion of the following:

(A)	The FICA Taxes imposed on the Participant’s SERP Benefit,

(B)	Any income tax withholding on wages imposed under Code Section 3401 or under any corresponding withholding provision under applicable state, local or foreign law as a result of accelerating the Participant’s SERP Benefit to pay FICA Taxes, and

(C)	Any additional income tax attributable to the pyramiding Code Section 3401 wages and taxes.

The decision to accelerate the payment of the Participant’s SERP Benefit for the reasons specified above is at the sole discretion of the Committee. The Participant is prohibited from making any direct or indirect election to accelerate the payment of the Participant’s SERP Benefit.”

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Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the Board through a duly authorized officer of the Company has adopted this First Amendment to the Plan on this 1st day of September, 2009, to be effective as of the date listed above.

MIRANT SERVICES, LLC

By:
Kevin P. Boudreaux
Vice President, Administration